Exhibit 3.1.61

AMENDED AND RESTATED ARTICLES OF ORGANIZATION

OF

UNIVERSITY ACCOUNTING SERVICE, LLC

(a Wisconsin limited liability company)

University Accounting Service, LLC, a limited liability company organized and existing under the laws of the State of Wisconsin (the “LLC”), does hereby certify as follows:

1. The name of the LLC is: University Accounting Service, LLC

2. The Articles of Organization of the LLC were filed with the office of the Wisconsin Department of Financial Institutions on April 17, 2000, under the name UAS, LLC.

3. The Amended and Restated Articles of Organization of the LLC are hereby amended so as henceforth to read as set forth in the Amended and Restated Articles of Organization annexed hereto as Exhibit A and made a part hereof.

4. The Amended and Restated Articles of Organization of the LLC were adopted by the sole member, which is also the sole manager on April 14, 2008 in accordance with Section 183.0404(2) of the Wisconsin Statutes, and supercede and take the place of the existing Articles of Organization and any amendments thereto.

The undersigned hereby affirms that the facts stated above are true and correct and has executed this Amended and Restated Articles of Organization this 28th day of April, 2008.

UNIVERSITY ACCOUNTING SERVICE, LLC

By:	/s/ Joshua Gindin
Name:	Joshua Gindin
By:	Outsourcing Solutions, Inc.,
sole member & manager

**This document was not executed in Wisconsin**

This document was drafted by Kathleen Kirchner.

Exhibit A

AMENDED AND RESTATED

ARTICLES OF ORGANIZATION

OF

UNIVERSITY ACCOUNTING SERVICE, LLC

FIRST: The name of the limited liability company is University Accounting Service, LLC (the “LLC”).

SECOND: The LLC is organized under Chapter 183 of the Wisconsin Statutes.

THIRD: The name of the registered agent is: CT Corporation System

FOURTH: The street address of the registered agent is:

8040 Excelsior Drive, Suite 200

Madison, Wisconsin 53717

FIFTH: Management of the LLC shall be vested in its sole manager which is also the sole member of the LLC.